EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement No. 333-22745 of Diamond Offshore Drilling, Inc. on Form S-8 of our report relating to the financial statements and supplemental schedule of the Diamond Offshore 401(k) Plan dated June 15, 2011, appearing in this Annual Report on Form 11-K for the year ended December 31, 2010.
/s/ McConnell & Jones LLP
Houston, Texas
June 16, 2011

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